UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 10, 2011
TRANSCONTINENTAL GAS PIPE LINE COMPANY, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-7584 (Commission File Number)	74-1079400 (I.R.S. Employer Identification No.)

2800 Post Oak Boulevard, P.O. Box 1396, Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (713) 215-2000
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On August 10, 2011, Transcontinental Gas Pipe Line Company, LLC (the “Company”) issued a press release announcing that it intends to offer, pursuant to an exemption from registration under the Securities Act of 1933, as amended, $375 million in aggregate principal amount of senior notes due 2041. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Also on August 10, 2011, the Company issued a press release announcing that it has priced its offering of $375 million in aggregate principal amount of 5.40% Senior Notes due 2041. The offering of the notes is expected to close on August 12, 2011, subject to certain closing conditions. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description
99.1	Press release dated August 10, 2011
99.2	Press release dated August 10, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCONTINENTAL GAS PIPE LINE COMPANY, LLC
By:	/s/ Lorna R. Simms
Lorna R. Simms
Assistant Secretary

DATED: August 10, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 10, 2011
99.2	Press release dated August 10, 2011